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                                                                    EXHIBIT 77C

COLUMBIA FUNDS SERIES TRUST II

EXHIBIT 77 C

SHAREHOLDER MEETING RESULTS
(UNAUDITED)

COLUMBIA ABSOLUTE RETURN CURRENCY AND INCOME FUND
SPECIAL MEETING OF SHAREHOLDERS HELD ON FEBRUARY 27, 2013

At a Joint Special Meeting of Shareholders held on February 27, 2013 (the "Meeting"), shareholders of the Fund approved a proposal to modify the Fund's fundamental policy regarding concentration by removing an exception in the policy for investment in banks or bank holding companies and finance companies. The votes cast for or against as well as the number of abstentions and broker non-votes as to the proposal are set forth below. A vote is based on total dollar interest in the Fund as of the record date of the Meeting.

    VOTES FOR         VOTES AGAINST        ABSTENTIONS       BROKER NON-VOTES
    ---------         -------------        -----------       ----------------
    6,767,404            135,257             175,511                0

SHAREHOLDER MEETING RESULTS
(UNAUDITED)

COLUMBIA SELIGMAN GLOBAL TECHNOLOGY FUND
SPECIAL MEETING OF SHAREHOLDERS HELD ON FEBRUARY 27, 2013

At a Joint Special Meeting of Shareholders held on February 27, 2013 (the "Meeting"), shareholders of the Fund approved two proposals. The first proposal was a change to the Fund's policy regarding concentration to provide that the Fund will, under normal market conditions, invest at least 25% of its total assets in securities of companies in the technology and related group of industries. The second proposal was the reclassification of the Fund from a "diversified fund" to a "non-diversified fund," as such terms are defined in the Investment Company Act of 1940, as amended. The votes cast for or against as well as the number of abstentions and broker non-votes as to the proposal are set forth below. A vote is based on total dollar interest in the Fund as of the record date of the Meeting.

PROPOSAL 1. Proposal to change the Fund's concentration policy

    VOTES FOR         VOTES AGAINST        ABSTENTIONS       BROKER NON-VOTES
    ---------         -------------        -----------       ----------------
    10,147,563           456,747             629,120                0

PROPOSAL 2. Proposal to reclassify the Fund from a "diversified fund" to a "non-diversified fund"

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    VOTES FOR         VOTES AGAINST        ABSTENTIONS       BROKER NON-VOTES
    ---------         -------------        -----------       ----------------
    10,071,614           524,476             637,341                0

SHAREHOLDER MEETING RESULTS
(UNAUDITED)

COLUMBIA EMERGING MARKETS OPPORTUNITY FUND
SPECIAL MEETING OF SHAREHOLDERS HELD ON FEBRUARY 27, 2013

At a Joint Special Meeting of Shareholders held on February 27, 2013 (the "Meeting"), shareholders of the Fund approved an Agreement and Plan of Reorganization pursuant to which the Fund will transfer its assets to Columbia Emerging Markets Fund (the "Acquiring Fund") in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Fund's liabilities. The votes cast for or against as well as the number of abstentions and broker non-votes as to the proposal are set forth below. A vote is based on total dollar interest in the Fund as of the record date for the Meeting.

    VOTES FOR         VOTES AGAINST        ABSTENTIONS       BROKER NON-VOTES
    ---------         -------------        -----------       ----------------
    25,878,017           834,489            1,004,105               0

SHAREHOLDER MEETING RESULTS
(UNAUDITED)

COLUMBIA MULTI-ADVISOR INTERNATIONAL VALUE FUND
SPECIAL MEETING OF SHAREHOLDERS HELD ON FEBRUARY 27, 2013

At a Joint Special Meeting of Shareholders held on February 27, 2013 (the "Meeting"), shareholders of the Fund approved an Agreement and Plan of Reorganization pursuant to which the Fund will transfer its assets to Columbia Overseas Value Fund (the "Acquiring Fund") in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Fund's liabilities. The votes cast for or against as well as the number of abstentions and broker non-votes as to the proposal are set forth below. A vote is based on total dollar interest in the Fund as of the record date for the Meeting.

    VOTES FOR         VOTES AGAINST        ABSTENTIONS       BROKER NON-VOTES
    ---------         -------------        -----------       ----------------
    23,558,633           684,868            1,336,593               0